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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-3


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Section 7.3 Indenture                                                            Distribution Date:               4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                         0.00
             Class B Principal Payment                                                         0.00
             Class C Principal Payment                                                         0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                         0.00
             Class B Principal Payment                                                         0.00
             Class C Principal Payment                                                         0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                                         787,916.67
               Class B Note Interest Requirement                                          77,500.00
               Class C Note Interest Requirement                                         123,861.39
                       Total                                                             989,278.05

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                            1.05056
               Class B Note Interest Requirement                                            1.24000
               Class C Note Interest Requirement                                            1.54139

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                           750,000,000
               Class B Note Principal Balance                                            62,500,000
               Class C Note Principal Balance                                            80,357,000

(iv)    Amount on deposit in Owner Trust Spread Account                                8,928,570.00

(v)     Required Owner Trust Spread Account Amount                                     8,928,570.00



                                                                      By:
                                                                                 --------------------

                                                                      Name:      Patricia M. Garvey
                                                                      Title:     Vice President


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